                                                                    EXHIBIT 4(c)


                                   SUNAMERICA

                             NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

         SECTION 1. Purpose. The purposes of the SunAmerica Non-Employee Directors' Stock Option Plan (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage eligible directors of SunAmerica Inc. (the "Company") to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders.

         SECTION 2. Definitions. As used in the Plan, the following terms shall have the meaning set forth below:

                  Annual Retainer: The amount that an Eligible Director would be entitled to receive for serving as a director in the year following an Election Date, but shall not include fees associated with service on any committee of the Board, any meeting fees, or any fees associated with other services to be provided to the Company.

                  Board: The Board of Directors of the Company.

                  Code: The Internal Revenue Code of 1986, as amended from time to time.

                  Common Stock: The common stock, par value $1.00 per share, of the Company.

                  Company: SunAmerica Inc.

                  Effective Date: February 14, 1997, the effective date of the Plan.

                  Election Date: With respect to an Option hereunder, the date of the election or re-election of the Director which entitles the Director to an Option grant hereunder in accordance with Sections 5 and 6.

                  Eligible Director: Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Code).

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Fair Market Value: With respect to the Common Stock (i) the average of the high and low prices of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the average of the high and low prices of the Common Stock on the date on which such value is determined, as reported on another recognized securities exchange or on the Nasdaq National Market if the Common Stock shall then be listed and traded upon such exchange or system, or if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

                  Option: Any right granted to a Participant allowing such Participant to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under
         Section 422 of the Code.

                  Option Agreement: A written agreement, contract or other instrument evidencing an Option granted hereunder which may, but need not, be signed by the Participant.

                  Participant: An Eligible Director who receives an Option under the Plan.

                  Shares: Shares of the Common Stock.

         SECTION 3. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

         SECTION 4. Shares Subject to the Plan.

                  (a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted under the Plan shall be 250,000 Shares. Any Shares issued pursuant to Options hereunder may consist, in whole or in part, of authorized unissued shares.

                  (b) Reduction of Shares Available. (i) The grant of an Option will reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.

                  (c) Increase of Shares Available. The lapse, cancellation, or other termination of an Option that has not been fully exercised shall increase the available Shares by the number of Shares that have not been issued upon exercise of such Option.

                  (d) Other Adjustments. The total number and kind of Shares available for Options under the Plan and the number and kind of Shares comprised in an annual award to any Eligible Director under Section 5(a) shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization.

         SECTION 5. Options. Options shall be granted to Eligible Directors as follows:

                  (a) Elected Directors. Each Eligible Director who is elected or re-elected to the Board at an annual meeting of the Company's shareholders on or after the date hereof shall be granted an Option to acquire 1,000 Shares on such Election Date and shall be granted an Option to acquire 1,000 Shares on each Election Date as of which he or she is re-elected.

                  (b) Terms and Conditions. Any Option granted under this
         Section 5 shall be subject to the following terms and conditions:

                           (i) Option Price. The purchase price per Share under
                  an Option granted under this Section 5 shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option.

                           (ii) Exercisability. An Option granted under this
                  Section 5 shall be exercisable (A) with respect to the nearest number of whole Shares not to exceed 33% of the Shares subject to the Option granted hereunder, on the first anniversary of the date of grant of such Option; (B) with respect to the nearest number of whole Shares not to exceed an additional 33% of the Shares subject to the Option granted hereunder, on the second anniversary of date of the grant of such Option; and
                  (C) with respect to the remainder of the Shares covered by the Option on the third anniversary of date of grant of such Option. Notwithstanding the foregoing, Options granted to a director whose service is terminated due to retirement at age 70 shall become exercisable on the date of termination.

         SECTION 6. Options in Lieu of Cash Compensation. Options shall be granted to Directors in lieu of cash compensation as follows:

                  (a) Election to Receive Option. Options shall be granted automatically to (a) any Eligible Director who, prior to February 14, 1997, and (b) any Eligible Director elected thereafter who, prior to the Election Date on which such director is elected or re-elected to the Board by the Company's shareholders, files with the Secretary of the Company an election to receive stock options in lieu of all or a portion of his or her Annual Retainer with respect to the 12 month period beginning on such Election Date. Each Eligible Director making an election under this Section 6(a) as of an Election Date shall be granted an option as of such Election Date for the number of Shares determined under Section 6(b) below.

                  (b) Option Formula. The number of Option shares granted on an Election Date to any Eligible Director under this Section 6 shall be equal to the nearest number of whole Shares determined in accordance with the following formula:

                  (Elected Portion) (2.5)
                  -----------------------   =    Number of Shares
                  (Fair Market Value)


where Elected Portion refers to the portion of Annual Retainer elected under
Section 6(a) and Fair Market Value refers to the Fair Market Value of a Share on the date of grant.

         (c) Option Price. The purchase price per Share covered by each Option granted under this Section 6 shall be the Fair Market Value of a Share on the date of grant.

         (d) Exercisability. An Option granted under this Section 6 shall become exercisable in four substantially equal installments (ignoring any fractional shares that result) on the last day of each of the four fiscal quarters of the Company ending after the date of the grant.

         SECTION 7. General Terms. The following provisions shall apply to any Option granted under the Plan:

                  (a) Option Period. Each Option shall expire ten years from its date of grant. Each Option shall be subject to termination before its date of expiration as hereinafter provided.

                  (b) Termination of Service as a Director. If a Participant's service as a Director is terminated for any reason other than death or disability, the Participant or his or her beneficiary shall have the right to exercise any Option to the extent it was exercisable at the date of such termination of service and shall not have been exercised. The right to exercise such Option to the extent set forth herein shall continue for 180 days from the date of termination.

                  (c) Death or Disability. If the Participant's service as a Director is terminated by death or disability, the participant or his or her beneficiary shall have the right to exercise any Option to the extent it was exercisable at the date of such termination, together with a portion of the Shares subject to any Option granted pursuant to
         Section 5 that would have become exercisable on the next anniversary of the date of grant of such Option, such portion to be determined by multiplying (i) the total number of Shares subject to such Option which would have vested on the next anniversary of the grant date had such termination not occurred by (ii) a fraction equal to (A) the total number of completed months of service from date of grant of such Option to the date of such termination divided by (B) the number of months from date of grant of such Option to the date such Option would have otherwise become exercisable; provided that an Option may not be exercised with respect to a fraction of a Share. The right to exercise such Option to the extent set forth herein shall continue until the expiration of the Option.

                  (d) Method of Exercise. Any Option may be exercised by the Participant (or his or her beneficiary, if applicable) in whole or in part at such time or times and by such methods as the Board may specify. The applicable Option Agreement may provide that the Participant may make payment of the Option price in cash, Shares, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total option price.

         SECTION 8. Change of Ownership.

                  (a) Immediate Vesting. Notwithstanding any other provision of the Plan to the contrary, upon a Change of Ownership, as defined below, all outstanding Options shall vest and become immediately exercisable.

                  (b) Change of Ownership. A "Change of Ownership" shall be deemed to have occurred if either (i) individuals who, as of the initial effective date of this Plan, constitute the Board (as of such initial effective date the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the initial effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (a) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Incumbent Board), or (b) in connection with an actual or threatened election contest relating to the election of the directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (ii) the Board (a majority of which should consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the lapse of restrictions or satisfaction of conditions as described in this Section 8 shall have occurred.

         SECTION 9. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuance shall be made (i) without the consent of the affected Participant if such action would impair the rights of a Participant under an Option theretofore granted, or (ii) without the approval of the stockholders if such approval is required to comply with or qualify for any tax or regulatory requirement with which or for which the Board deems it necessary or desirable to comply or qualify.

         SECTION 10. General Provisions.

                  (a) No Assignment. No Option shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. Each Option shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

                  (b) Compliance Requirements. All certificates for Shares delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

                  (c) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maryland and applicable federal law.

                  (e) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         SECTION 11. Effective Date and Expiration. The SunAmerica Non-Employee Directors' Stock Option Plan shall be effective upon approval by the Company's shareholders. Options may be granted at any time after the Effective Date and prior to termination of the Plan by the Board. The Plan will expire when no Shares are available for issuance.